UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2007

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

CME Group Inc. (the "Company") has entered into a 364-day revolving loan facility, dated as of July 27, 2007, with certain financial institutions and other persons party thereto as lenders and Lehman Commercial Paper Inc., as agent for such lenders (the "Bridge Credit Facility"). The Bridge Credit Facility serves as a backstop to the Company’s commercial paper program.

The Bridge Credit Facility, which initially provided for revolving loans of up to $3.0 billion, is described in, and included as an exhibit to, CME Group’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2007. Following the execution of the Bridge Credit Facility, the Company decreased the amount of the commitment under the Bridge Credit Facility from $3.0 billion to $750 million. Copies of the commitment decrease notifications were filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 on November 8, 2007.

On December 10, 2007, the Company entered into an amendment (the "Amendment") to the Bridge Credit Facility for purposes of expanding the use of proceeds of the Bridge Credit Facility to include the financing of our proposed acquisition of up to a 10% equity investment in the Brazilian Mercantile & Futures Exchange S.A. ("BM&F"). Under the Amendment the proceeds of the loans under the Bridge Credit Facility can be used (i) to finance our fixed price tender offer that expired in September 2007 and to pay fees and expenses relating to the tender offer and our merger with CBOT Holdings, Inc. that closed in July 2007; (ii) to finance our proposed acquisition of up to a 10% equity investment in BM&F and the related transactions contemplated thereby, (iii) for commercial paper support for the transactions described in clauses (i) and (ii); and (iii) in an amount not in excess of $300 million for general corporate purposes.

A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein. The description above is only a summary of the terms of the Amendment and is qualified in its entirety by the complete text of the Amendment itself.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

First Amendment, dated as of December 10, 2007, to that certain 364-Day Revolving Credit Agreement, dated as of July 27, 2007, among CME Group Inc., as Borrower, the Lenders party thereto, and Lehman Commercial Paper Inc., as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

December 13, 2007	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment, dated as of December 10, 2007, to that certain 364-Day Revolving Credit Agreement, dated as of July 27, 2007, among CME Group Inc., as Borrower, the Lenders party thereto, and Lehman Commercial Paper Inc., as Administrative Agent.